Notice of Grant of
Performance Shares for Senior Executives
under the Ellie Mae, Inc. 2011 Equity Incentive Award Plan

Ellie Mae, Inc. (the “Company”), pursuant to its 2011 Equity Incentive Award Plan (the “Plan”), hereby grants to the individual set forth below (the “Holder”) that number of performance shares set forth below (the “Performance Shares”). This grant of Performance Shares is subject to all of the terms and conditions set forth herein and in the Grant Agreement accompanying this Notice of Grant (the “Grant Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Grant Agreement.

Holder:
Grant Date:
Number of Performance Shares:
Subject to the provisions of the Plan and the Grant Agreement, vested Performance Shares generally will be settled as provided in Section 3 of the Grant Agreement. By the Holder’s signature and the Company’s signature below, the Holder and the Company agree that this award of Performance Shares is made under and governed by the terms and conditions of the Plan and the Grant Agreement. The Holder acknowledges that he or she has received a copy of the Grant Agreement, the Plan and the Prospectus relating to the Plan.
Please sign and return one copy of this Notice of Grant to [insert address].

ELLIE MAE, INC.	HOLDER
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

Grant Agreement for
Performance Shares for Senior Executives
under the Ellie Mae, Inc. 2011 Equity Incentive Award Plan

This is a Grant Agreement between Ellie Mae, Inc. (the “Company”) and the individual (the “Holder”) named in the Notice of Grant of Performance Shares (the “Notice”) attached hereto as the cover page of this Grant Agreement.
Recitals
The Company has adopted the Ellie Mae, Inc. 2011 Equity Incentive Award Plan, as may be amended from time to time (the “Plan”), which provides for the granting to selected employees of awards based upon shares of Common Stock. In accordance with the terms of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has approved the execution of this Grant Agreement between the Company and the Holder. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan.
Performance Shares
1.Grant. The Company grants to the Holder the number of performance shares set forth in the Notice (the “Performance Shares”), subject to adjustment, forfeiture and the other terms and conditions set forth below, as of the effective date of the grant (the “Grant Date”) specified in the Notice. The number of Performance Shares specified in the Notice reflects the maximum number of Performance Shares that may be earned by the Holder. The Company and the Holder acknowledge that the Performance Shares, and any shares of Common Stock issued thereunder, are being granted hereunder in exchange for the Holder’s agreement to provide services to the Company or any Subsidiary after the Grant Date, which the Company deems to have a value at least equal to the aggregate par value of the shares of Common Stock, if any, that the Holder may become entitled to receive under this Grant Agreement.
2.Performance Criteria. Subject to the Holder’s continuous employment with the Company or any Subsidiary through the Determination Date and the terms and conditions herein, the Holder will be issued a number of shares of Common Stock underlying the Performance Shares on the Initial Settlement Date, with such number to be determined by the Committee based on the achievement of specified performance goals (the “Company Performance Measures”) during the specified period (the “Performance Period”), as set forth in Exhibit A attached hereto.

3.Payout of Performance Shares.

(a)    Determination Date. Following the end of the Performance Period, the Committee shall (i) certify in writing the achievement or non-achievement of the Company Performance Measures for the Performance Period and (ii) determine the number of shares of Common Stock, if any, to be issued to the Holder based on such achievement or non-achievement (the “Restricted Stock”), in each case on, or as soon as administratively following, the date the Company files with the Securities and Exchange Commission its Form 10-K or Form 10-Q for the last fiscal year or quarterly period, as applicable, ending during the Performance Period where the Company is subject to such reporting requirements (such date of the Committee’s certification and determination, the “Determination Date”); provided, however, that in all cases, the Determination Date shall occur not later than the end of the first fiscal quarter that commences following the end of the Performance Period. If, based on such achievement or non-achievement, the Committee determines that any Performance Shares are not to be converted or issued as Restricted Stock, then such Performance Shares and any shares of Common Stock underlying such Performance Shares shall be forfeited to the Company as of the Determination Date.

(b)    Initial Settlement Date. No later than the sixtieth (60th) day following the Determination Date (the “Initial Settlement Date”), subject to the Holder’s continuous employment with the Company or any Subsidiary through the Determination Date (except as otherwise provided in this Grant Agreement), the Company shall issue the Restricted Stock, if any, to the Holder, provided that the Holder has not incurred a Termination of Service prior to the Initial Settlement Date (unless otherwise provided in this Grant Agreement).
(c)    Vesting Dates. Twenty-five percent (25%) of the shares of Restricted Stock shall immediately vest on the Initial Settlement Date, provided that the Holder has not incurred a Termination of Service prior to the Initial Settlement Date (unless otherwise provided in this Grant Agreement), and seventy-five percent (75%) of the shares of Restricted Stock shall be subject to a risk of forfeiture. On each of the next three annual anniversaries of the Determination Date (collectively with the Initial Settlement Date, the “Vesting Dates”), the risk of forfeiture with respect to twenty-five percent (25%) of the shares of Restricted Stock shall lapse, provided that the Holder has not incurred a Termination of Service prior to the applicable Vesting Date (unless otherwise provided in this Grant Agreement).
4.Consequences of Certain Events.

(a)    Termination of Employment or Service.
(i)    Certain Terminations After Determination Date. In the case of the Holder’s termination of employment with the Company or any Subsidiary by the Company or such Subsidiary for other than Cause, by reason of the Holder’s death or Disability, or by the Holder for Good Reason, in each case that constitutes a Termination of Service and occurs after the Determination Date but prior to the Initial Settlement Date, the Restricted Stock, if any, shall be issued to the Holder (or the Holder’s Heir, in the case of the Holder’s death) on the Initial Settlement Date and shall be fully vested as of such date.
(ii)    All Other Terminations. Except as provided in Section 4(a)(i) or 4(b) or as otherwise approved by the Board or Committee:
(A)    If the Holder incurs a termination of employment with the Company or any Subsidiary prior to the Determination Date, then the Holder shall forfeit to the Company all of the Performance Shares and any shares of Common Stock underlying such Performance Shares;
(B)     If the Holder incurs a Termination of Service prior to the Initial Settlement Date, then the Holder shall forfeit to the Company all of the Performance Shares and any shares of Common Stock underlying such Performance Shares (including any Restricted Stock);
(C)     If the Holder incurs a Termination of Service after the Initial Settlement Date but prior to any other Vesting Date, then the Holder shall forfeit to the Company any shares of Restricted Stock that remain subject to a risk of forfeiture as of the date of such Termination of Service (after giving effect to any accelerated vesting).
(iii)    Definitions. For purposes of this Grant Agreement:
(A)    “Cause” shall exist with respect to the Holder if a termination of employment is for “Cause” pursuant to a written agreement between the Holder and the Company or any Subsidiary (an “Individual Agreement”) that is then in effect or, if there is no Individual Agreement in effect that defines “Cause”, “Cause” shall mean a finding by the Board or the Committee, before or after the Holder’s termination of employment, of: (i) any material failure by the Holder to perform the Holder’s duties and responsibilities under any written agreement between the Holder and the Company or any Subsidiary; (ii) any act of fraud, embezzlement, theft or misappropriation by the Holder relating to the Company or any Subsidiary; (iii) the Holder’s commission of a felony or a crime involving moral turpitude; (iv) any gross negligence or intentional misconduct on the part of the Holder in the conduct of the Holder’s duties and responsibilities with the Company or any Subsidiary, or which adversely affects the image, reputation or business of the Company or any Subsidiary; or (v) any material breach by the Holder of any agreement between the Company or any Subsidiary, on the one hand, and the Holder on the other. The findings and decision of the Board and/or the Committee with respect to such matter, including those regarding the acts of the Holder and the impact thereof, will be final for all purposes.
(B)    “Disability” shall mean total and permanent disability within the meaning of Section 22(e)(3) of the Code.
(C)    “Good Reason” shall exist with respect to the Holder if a termination of employment is for “Good Reason” pursuant to an Individual Agreement to which the Holder is a party and that is then in effect or, if there is no Individual Agreement in effect that defines “Good Reason”, “Good Reason” shall mean the Holder’s voluntary resignation following any one or more of the following that is effected without the Holder’s written consent: (i) a change in the Holder’s position that materially reduces the Holder’s duties or responsibilities; (ii) a material reduction in the Holder’s base salary, unless the base salaries of all similarly situated individuals are similarly reduced; or (iii) a relocation of the Holder’s principal place of employment of more than fifty (50) miles. Notwithstanding the foregoing, a voluntary resignation shall not be deemed to be for Good Reason unless the Holder provides written notice to the Company of the Holder’s intent to resign for Good Reason specifying the condition giving rise to Good Reason within thirty (30) days following the initial existence of such condition, the Company fails to correct such condition within the thirty (30) day period beginning upon the Company’s receipt of such notice (the “Cure Period”) and such resignation is effective within thirty (30) days following the end of the Cure Period.
(D)    “Holder’s Heir” shall mean the Holder’s beneficiary or beneficiaries (as designated in the manner determined by the Committee), or if no beneficiary is so designated or if no beneficiary survives the Holder, then the Holder’s administrator, executor, personal representative, or other person to whom the Performance Shares and any shares of Common Stock underlying the Performance Shares are transferred by means of the Holder’s will or the laws of descent and distribution.
(b)    Change in Control.
(i)    Change in Control During Performance Period. Notwithstanding anything to the contrary in this Grant Agreement, in the event of a Change in Control that occurs during the Performance Period, the Performance Period shall be shortened and shall terminate as of the last business day of the last completed fiscal quarter preceding the date of such Change in Control and the Holder shall be entitled to a payment equal to the amount of the Performance Shares (rounded down to the nearest whole number) the Holder would have been entitled to receive for such shortened Performance Period, determined based on the Company’s performance for such shortened Performance Period, provided that (i) the Holder is employed by the Company or any Subsidiary immediately prior to such Change in Control or (ii) the Holder’s employment with the Company or any Subsidiary is terminated by the Company or such Subsidiary for other than Cause, by reason of the Holder’s death or Disability, or by the Holder for Good Reason, in each case after the end of such shortened Performance Period but prior to such Change in Control. Any such payment shall be made in a single lump sum immediately prior to such Change in Control.
(ii)    Change in Control After End of Performance Period. Notwithstanding anything to the contrary in this Grant Agreement, in the event of a Change in Control that occurs after the end of the Performance Period but prior to the Initial Settlement Date, the amount of any Performance Shares applicable to the Performance Period shall be paid to the Holder based upon the performance of the Company during the Performance Period, provided that (i) the Holder is employed by the Company or any Subsidiary immediately prior to such Change in Control or (ii) the Holder’s employment with the Company or any Subsidiary is terminated by the Company or such Subsidiary for other than Cause, by reason of the Holder’s death or Disability, or by the Holder for Good Reason, in each case after the end of such Performance Period but prior to such Change in Control. Any such payment shall be made in a single lump sum immediately prior to such Change in Control.

5.Code Section 409A.

(a)    Exemption. The Company intends that the Performance Shares and any shares of Common Stock underlying the Performance Shares shall not constitute “deferred compensation” within the meaning of Section 409A of the Code and shall satisfy the requirements for the “short-term deferral” exemption available under Treasury Regulations Section 1.409A-1(b)(4) and this Grant Agreement shall be interpreted based on such intent. However, if the Company determines after the Grant Date that an amendment to this Grant Agreement is necessary or advisable so that the Performance Shares and any shares of Common Stock underlying the Performance Shares will not be subject to Section 409A of the Code, or alternatively so that they comply with Section 409A of the Code, it may make such amendment, effective as of the Grant Date or at any later date, without the consent of the Holder.
(b)    Exemption Not Available. Notwithstanding anything in this Grant Agreement to the contrary, to the extent that any payment or benefit provided by this Grant Agreement constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, the following provisions shall apply and shall supersede anything in this Grant Agreement to the contrary:
(i)    If any payment or benefit would otherwise be payable or distributable hereunder in connection with the Holder’s termination of employment or Termination of Service, then such payment or benefit will not be payable or distributable unless such termination constitutes a “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h) without regard to any alternative definition thereunder (a “Separation from Service”). If the Holder is deemed by the Company at the time of the Holder’s Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the payments or benefits to which the Holder is entitled under this Grant Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Holder’s payments and benefits shall not be provided to the Holder until the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Separation from Service or (ii) the date of the Holder’s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments and benefits deferred pursuant to the preceding sentence shall be paid or distributed in a lump sum to the Holder (or to the Holder’s Heir).
(ii)    The Holder’s right to receive any installment payments under this Grant Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii).
6.Tax Withholding. Notwithstanding anything to the contrary in this Grant Agreement, the Company shall be entitled to require payment by the Holder of any sums required by federal, state or local tax law to be withheld with respect to the grant of the Performance Shares or the issuance of the shares of Common Stock underlying the Performance Shares, or any other taxable event related thereto (“Tax Obligations”). The Company may permit the Holder to make such payment in one or more of the forms specified below:

(a)    by cash or check made payable to the Company;
(b)    by the deduction of such amount from other compensation payable to the Holder;
(c)    with the consent of the Committee, by tendering shares of Common Stock, including Common Stock otherwise issuable upon such grant or issuance, which have a then-current Fair Market Value on the date of delivery not greater than the amount necessary to satisfy the Tax Obligations based on up to the maximum statutory withholding rates for federal, state and local income tax and payroll tax purposes;
(d)    by surrendering other property acceptable to the Committee (including, without limitation, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares payable pursuant to the Performance Shares, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Tax Obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale); or
(e)    in any combination of the foregoing.
If the Tax Obligations arise on a date earlier than the applicable Vesting Date, then notwithstanding any other provision of this Grant Agreement, the Company may (i) satisfy the Tax Obligations by causing the forfeiture of a number of shares of Restricted Stock having a Fair Market Value, on such earlier date, equal to the amount necessary to satisfy up to the maximum required amount of the Tax Obligations or (ii) make such other arrangements with the Holder to satisfy the Tax Obligations as may be satisfactory to the Company in its sole discretion.
Regardless of any action the Company takes with respect to any Tax Obligations, the Holder acknowledges that the ultimate liability for all Tax Obligations is and remains the Holder’s responsibility and may exceed the amount actually withheld by the Company. The Holder further acknowledges that the Company: (i) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with the grant or any aspect of the Performance Shares or the shares of Common Stock underlying the Performance Shares; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Performance Shares or the shares of Common Stock underlying the Performance Shares to reduce or eliminate the Holder’s liability for Tax Obligations or achieve any particular tax result. Furthermore, if the Holder becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Holder acknowledges that the Company may be required to withhold or account for Tax Obligations in more than one jurisdiction. Notwithstanding anything to the contrary in this Grant Agreement, the Company may refuse to issue or deliver any shares or the proceeds of any sale of shares of Common Stock if the Holder fails to comply with his or her obligations in connection with the Tax Obligations.
7.Compliance with Law.

(a)    No shares of Common Stock shall be issued and delivered pursuant to Performance Shares unless and until all applicable registration requirements of the Securities Act, all applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.
(b)    If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.
8.Assignability. Except as may be effected by designation of a beneficiary or beneficiaries in such manner as may be determined by the Committee, or as may be effected by will or other testamentary disposition or by the laws of descent and distribution, any attempt to assign the Performance Shares before they are settled shall be of no effect.

9.Certain Corporate Transactions. In the event of certain corporate transactions, the Performance Shares shall be subject to adjustment as provided in Section 14.2 of the Plan.

10.No Additional Rights.

(a)    Neither the granting of the Performance Shares nor their settlement shall (i) affect or restrict in any way the power of the Company or any Subsidiary to undertake any corporate action otherwise permitted under applicable law, (ii) confer upon the Holder the right to continue performing services for the Company or any Subsidiary, or (iii) interfere in any way with the right of the Company or any Subsidiary to terminate the services of the Holder at any time, with or without Cause.
(b)    The Holder acknowledges that (i) this is a one-time grant, (ii) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, and (iii) this grant does not in any way entitle the Holder to future grants under the Plan, if any, and the Company retains sole and absolute discretion as to whether to make any additional grants to the Holder in the future and, if so, the quantity, terms, conditions and provisions of any such grants.
(c)    Without limiting the generality of Sections 10(a) and (b) and subject to the Plan, if the Holder’s employment with the Company or any Subsidiary terminates or the Holder otherwise incurs a Termination of Service, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit relating to the Performance Shares or under the Plan which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.
(d)    Neither the Holder nor the Holder’s Heir shall have any right, title or interest in any fund or in any specific asset of the Company or any affiliate by reason of this Grant Agreement. There shall be no funding of any benefits which may become payable hereunder. Nothing contained in this Grant Agreement (or in any document related thereto), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or an affiliate and the Holder or the Holder’s Heir. To the extent that the Holder or the Holder’s Heir acquires a right to receive payment with respect to an award of Performance Shares, such right shall be no greater than the right of any unsecured general creditor of the Company. All amounts payable under this Grant Agreement shall be paid from the general assets of the Company, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts.
11.Rights as a Stockholder. Neither the Holder nor the Holder’s Heir shall have any rights as a stockholder with respect to any shares represented by the Performance Shares unless and until shares of Common Stock have been issued in settlement thereof.

12.Compliance with Plan. The Performance Shares and this Grant Agreement are subject to, and the Company and the Holder agree to be bound by, all of the terms and conditions of the Plan as it may be amended from time to time, which are incorporated herein by reference. Except as otherwise provided in the Plan, no amendment to the Plan shall adversely affect the Performance Shares or this Grant Agreement without the consent of the Holder. In the case of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern.

13.Effect of Grant Agreement on Individual Agreements. Except where an Individual Agreement is approved by the Board or the Committee and expressly supersedes the terms of this Grant Agreement, (i) in the case of a conflict between the terms of the Holder’s Individual Agreement and this Grant Agreement, the terms of this Grant Agreement shall govern, and (ii) the vesting and settlement of the Performance Shares shall in all events occur in accordance with this Grant Agreement to the exclusion of any provisions contained in an Individual Agreement regarding the vesting or settlement of the Performance Shares, and any such Individual Agreement provisions shall have no force or effect with respect to the Performance Shares.

14.Recoupment of Awards.  The Performance Shares awarded hereunder are subject to recoupment in accordance with any applicable law and any recoupment policy adopted by the Company from time to time.

15.Governing Law. The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws. The Holder may only exercise his or her rights in respect of the Plan to the extent that it would be lawful to do so.

16.Limitation on Payments. Notwithstanding anything in this Grant Agreement to the contrary, if any payment or distribution the Holder would receive pursuant to this Grant Agreement or otherwise (“Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall either be (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Holder on an after-tax basis, of the largest payment, notwithstanding that all or some portion the Payment may be taxable under Section 4999 of the Code. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm shall provide its calculations to the Company and the Holder within fifteen (15) calendar days after the date on which the Holder’s right to a Payment is triggered (if requested at that time by the Company or the Holder) or such other time as requested by the Company or the Holder. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Holder. Any reduction in payments and/or benefits pursuant to this Section 16 will occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits payable to the Holder.